UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2020

G-III APPAREL GROUP, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)
(Address of principal executive offices)
512 Seventh Avenue New York, New York (Address of Principal Executive Offices)	10018 (Zip Code)

(212) 403-0500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GIII	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Indenture

On August 7, 2020, G-III Apparel Group, Ltd. (the “Company”), completed its previously announced offering of $400,000,000 aggregate principal amount of its 7.875% Senior Secured Notes due 2025 (the “Notes”). The terms of the Notes are governed by an indenture, dated as of August 7, 2020 (the “Indenture”), among the Company, the guarantors party thereto and U.S. Bank, National Association, as trustee and collateral agent (the “Collateral Agent”).

The Notes bear interest at a rate of 7.875% per year payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2021.

The Notes are unconditionally guaranteed on a senior-priority secured basis by the Company’s current and future wholly-owned domestic subsidiaries that guarantee any of the Company’s credit facilities, including the Company’s ABL facility (the “ABL Facility”) pursuant to the ABL Credit Agreement (as defined below), or certain future capital markets indebtedness of the Company or guarantors.

The Notes and the related guarantees are secured by (i) first-priority liens on the Company’s Cash Flow Priority Collateral (as defined in the Indenture), and (ii) a second-priority liens on the Company’s ABL Priority Collateral (as defined in the Indenture), in each case subject to permitted liens described in the Indenture.

In connection with the issuance of the Notes and execution of the Indenture, the Company and the Guarantors entered into a pledge and security agreement, dated as August 7, 2020 (the “Pledge and Security Agreement”), among the Company, the Guarantors and the Collateral Agent.

The Notes are subject to the terms of the intercreditor agreement which governs the relative rights of the secured parties in respect of the ABL Facility and the Notes (the “Intercreditor Agreement”). The Intercreditor Agreement restricts the actions permitted to be taken by the Collateral Agent with respect to the Collateral on behalf of the holders of the Notes. The Notes are also subject to the terms of the seller note subordination agreement which governs the relative rights of the secured parties in respect of the Seller Note (as defined therein), the ABL Facility and the Notes.

At any time prior to August 15, 2022, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date plus a “make-whole” premium, as described in the Indenture. On or after August 15, 2022, the Company may redeem some or all of the Notes at any time and from time to time at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to August 15, 2022, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at the redemption price set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to August 15, 2022, during any twelve month period, the Company may redeem up to 10% of the aggregate principal amount of the Notes at a redemption price equal to 103.000% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

If the Company experiences a Change of Control (as defined in the Indenture), the Company is required to offer to repurchase the Notes at 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, pay dividends or make other restricted payments, make certain investments, incur restrictions on the ability of the Company’s restricted subsidiaries that are not guarantors to pay dividends or make certain other payments, create or incur certain liens, sell assets and subsidiary stock, impair the security interests, transfer all or substantially all of the Company’s assets or enter into merger or consolidation transactions, and enter into transactions with affiliates. The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in the Indenture, failure to pay certain other indebtedness, failure of certain guarantees to be enforceable, failure to perfect certain collateral securing the Notes failure to pay certain final judgments, and certain events of bankruptcy or insolvency.

The foregoing summary and description of the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Second Amended and Restated ABL Credit Agreement

On August 7, 2020, the Company’s subsidiaries, G-III Leather Fashions, Inc., Riviera Sun, Inc., CK Outerwear, LLC, AM Retail Group, Inc. and The Donna Karan Company Store LLC (collectively, the “Borrowers”), entered into the second amended and restated credit agreement (the “ABL Credit Agreement”) with the Lenders named therein and with JPMorgan Chase Bank, N.A., as Administrative Agent. The ABL Credit Agreement is a five year senior secured credit facility providing for borrowings in the aggregate principal amount of up to $650,000,000. The Company and its subsidiaries, G-III Apparel Canada ULC, Gabrielle Studio, Inc., Donna Karan International Inc. and Donna Karan Studio LLC (the “Guarantors”), are Loan Guarantors under the ABL Credit Agreement.

The ABL Credit Agreement refinances, amends and restates the Amended Credit Agreement, dated as of December 1, 2016 (as amended, supplemented or otherwise modified from time to time prior to August 7, 2020, the “Prior Credit Agreement”), by and among the Borrowers and the Loan Guarantors (each as defined therein) party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., in its capacity as the administrative agent thereunder. The Prior Credit Agreement provided for borrowings of up to $650 million and was due to expire in December 2021. The ABL Credit Agreement extends the maturity date, subject to a springing maturity date if, subject to certain conditions, certain material indebtedness is not refinanced or repaid prior to the date that is 91 days prior to the date of any relevant payment thereunder.

Amounts available under the ABL Credit Agreement are subject to borrowing base formulas and overadvances as specified in the ABL Credit Agreement. Borrowings bear interest, at the Borrowers’ option, at LIBOR plus a margin of 1.75% to 2.25% or an alternate base rate margin of 0.75% to 1.25% (defined as the greatest of (i) the “prime rate” of JPMorgan Chase Bank, N.A. from time to time, (ii) the federal funds rate plus 0.5% and (iii) the LIBOR rate for a borrowing with an interest period of one month) plus 1.00%, with the applicable margin determined based on Borrowers’ availability under the ABL Credit Agreement. The ABL Credit Agreement is secured by specified assets of the Borrowers and the Guarantors.

JPMorgan Chase Bank, N.A. was the agent and a lender under the Prior Credit Agreement. JPMorgan Chase Bank, N.A. and its affiliates from time to time have provided in the past and may in the future provide commercial lending and financial advisory services to the Company and its subsidiaries in the ordinary course of business.

The foregoing summary and description of the ABL Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ABL Credit Agreement, a copy of which is being filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

4.1

Indenture, dated as of August 7, 2020, among G-III Apparel Group, Ltd., the guarantors party thereto and U.S. Bank, National Association, as trustee and collateral agent, relating to the 7.875% Senior Secured Notes due 2025.

10.1

Second Amended and Restated ABL Credit Agreement, dated as of August 7, 2020, among G-III Leather Fashions, Inc., Riviera Sun, Inc., CK Outerwear, LLC, AM Retail Group, Inc. and The Donna Karan Company Store LLC, as Borrowers, the other Borrowers party thereto, the Loan Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: August 7, 2020	By:	/s/ Neal S. Nackman
Neal S. Nackman
Chief Financial Officer